Exhibit 99.2

DESCRIPTION OF OUR CAPITAL STOCK

The following description is a summary of the material provisions of our certificate of incorporation and bylaws and specified provisions of the Delaware General Corporate Law, or DGCL, in each case to the extent that they relate to shares of our capital stock. This summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the certificate of incorporation, the bylaws and the DGCL. These documents may be amended from time to time. You should read each of these documents because they, not this description, will define your rights as shareholders.

General

Our authorized capital stock consists of (i) 500,000,000 shares of common stock, $0.001, par value per share, (ii) 100 shares of special stock, $0.001, par value per share, and (iii) 100,000,000 shares of preferred stock, par value $0.001 per share.

Common Stock

Voting.  Each share of common stock is entitled to one vote on each matter submitted to a vote at a meeting of shareholders. Except as provided in the certificate of incorporation, the holders of common stock and special stock vote separately as different classes. Holders of common stock are not entitled to vote cumulatively for the election of directors. Except as provided in the certificate of incorporation or under the DGCL, all matters to be voted on by holders of common stock must be approved by a majority of the voting power of the shares present in person or represented by proxy at the meeting of shareholders or, in the case of the election of directors, by a plurality of the votes cast at a meeting at which a quorum is present (consisting of the holders of a majority of the voting power of the stock issued and outstanding and entitled to vote, present in person or by proxy).

Dividends.  Subject to applicable law and the preference of any other stock ranking prior to the common stock as to the payment of dividends, holders of common stock are entitled to receive dividends in amounts as determined by the board of directors. We may pay dividends consisting of cash, property or shares of our capital stock.

Delaware law allows a corporation to pay dividends only out of surplus, as determined under Delaware law or, if there is no surplus, out of net profits for the fiscal year in which the dividend was declared and for the preceding fiscal year. Under Delaware law, however, a corporation cannot pay dividends out of net profits if, after paying the dividend, the corporation’s capital would be less than the capital represented by the outstanding stock of all classes having a preference upon the distribution of assets.

Transfer Restriction.  The certificate of incorporation and bylaws do not restrict the transfer of shares of common stock but the bylaws provide that we have the power to enter into and perform any agreement with any shareholders to restrict the transfer of shares of our stock in any manner not prohibited by the DGCL.

Election of Directors.  Under the certificate of incorporation, at any time when the management services agreement (including any amendments thereto, the “Management Services Agreement”) that we have entered into with Macquarie Infrastructure Management (USA) Inc. (our “Manager”) is in effect and our Manager or any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), holders of common stock, voting separately as a class, will be entitled to elect our directors other than one director who will be elected by the holders of special stock and who will act as the chairman of the board of directors.

At any time when the Management Services Agreement is not in effect or neither our Manager nor any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations), the holders of common stock will be entitled to elect all of the directors to be elected at an election.

Other Rights.  Upon our liquidation, dissolution or winding up, all holders of common stock will be entitled to share equally, on a per share basis, in all of our assets of whatever kind available for distribution.

Trading.  Our common stock is listed on the NYSE under the symbol “MIC.” Our transfer agent and registrar is Computershare, Inc.

Special Stock

Concurrently with our May 2015 conversion from a corporation to a limited liability company, we issued to our Manager 100 shares of special stock. The sole purpose for the issuance of special stock to our Manager was to preserve our Manager’s previously-existing right to appoint one director to serve as the chairman of our board of directors, which right would otherwise have been lost upon consummation of the conversion.

Voting.  Each share of special stock is entitled to one vote on each matter to which holders of special stock are entitled to vote or provide consent.

Holders of special stock are not entitled to vote on or consent to any matter, except those matters explicitly set forth in the certificate of incorporation, which are as follows:

•	any further authorization for issuance of shares of special stock, which issuance will require the prior affirmative vote or written consent of the holders of a majority of the shares outstanding of special stock, voting or consenting separately as a class;

•	any issuance of shares of preferred stock, which issuance will require the prior affirmative or written consent of the holders of a majority of the shares outstanding of special stock, voting or consenting separately as a class;

•	any amendment of any provision of the certificate of incorporation or bylaws that would adversely affect the rights of holders of special stock as a class, which amendment will require the prior affirmative vote or written consent of the holders of a majority of the shares outstanding of special stock, voting or consenting separately as a class;

•	election of one director who will act as the chairman of the board of directors, which election will require the affirmative vote or written consent of the holders of special stock, voting or consenting separately as a class, as discussed immediately below in the section entitled “— Election of One Director”;

•	removal of any director for cause, which removal will require the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock and special stock (and any series of preferred stock then entitled to vote at an election of directors), voting together as a single class; and

•	removal of any director elected by the holders of special stock, voting or consenting separately as a class, without cause, which removal will require the affirmative vote or written consent of the holders of at 66 2/3% of the voting power of the issued and outstanding shares of special stock, voting or consenting separately as a class.

Election of One Director.  Under the certificate of incorporation, holders of special stock are entitled to elect one director, who will act as the chairman of the board of directors, at any time when the Management Services Agreement is in effect and our Manager or any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations).

Dividends.  The certificate of incorporation provides that holders of special stock are not entitled to any dividends.

Transfer Restriction.  The certificate of incorporation provides that holders of special stock may not offer, sell, pledge, transfer, dispose or distribute shares of special stock or enter into any agreement with respect to the foregoing.

Redemption.  Upon the earlier of (i) the termination of the Management Services Agreement or (ii) the date on which neither our Manager nor any of its affiliates holds at least 200,000 shares of common stock (as adjusted to reflect any subsequent equity splits or similar recapitalizations) (in either case, a “Redemption Event”), all outstanding shares of special stock will be redeemed by us at a price equal to $0.001 per share, within five business days after we become aware of the occurrence of a Redemption Event. If we do not have sufficient funds legally available to redeem all outstanding shares of special stock, we will redeem a pro rata portion of each holder’s redeemable shares out of any legally available funds and redeem the remaining shares as soon as practicable after we have funds legally available thereafter. Any shares of special stock which are redeemed or otherwise acquired by us or any of our subsidiaries will be automatically and immediately canceled and retired and will not be reissued, sold or transferred. Neither we nor any of our subsidiaries may exercise any voting or other rights granted to the holders of special stock following redemption.

Other Rights.  Holders of special stock are not entitled to share in any distribution of assets in the event of any liquidation, dissolution or winding up of our affairs.

Trading.  Our special stock is not listed on any stock exchange.

Preferred Stock

Our board of directors is authorized to fix the designations, rights, preferences, powers and limitations of and to issue each series of the preferred stock. Our board of directors has flexibility to create one or more series of preferred stock, from time to time, and to determine the relative designations, powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions of each series, including, without limitation:

•	the dividend rights, dividend rates and dividend periods (or the method of calculation);

•	the purchase price;

•	conversion or exchange rights;

•	any voting rights;

•	rights and terms of redemption (including sinking fund provisions) or repurchase;

•	redemption price or prices;

•	liquidation preferences of any such series;

•	the number of shares in each series;

•	the designation thereof;

•	whether the shares of preferred stock will be listed on a securities exchange;

•	any special U.S. federal income tax considerations; and

•	any other powers, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions.

The consent of our Manager, as holder of shares of special stock, is required for issuances of preferred stock.

Preferred stock may be issued, at the discretion of our board of directors, for any proper corporate purpose, without further action by our shareholders other than as may be required by applicable law. Shareholders do not have preemptive rights with respect to the future issuance of shares of preferred stock and shareholders’ interest in us could be diluted by any such issuance with respect to any of the following: earnings per share, voting, liquidation rights and book and market value.

The issuance of shares of preferred stock could affect the relative rights of holders of common stock. Depending upon the exact terms, limitations and relative rights and preferences, if any of the shares of preferred stock as determined by the board of directors at the time of issuance, the holders of shares of preferred stock may be entitled to a higher dividend rate than that paid on the common stock, a prior claim on funds available for the payment of dividends, a fixed preferential payment in the event of liquidation and dissolution, redemption rights, rights to convert their shares of preferred stock into shares of common stock, and voting rights which would tend to dilute the voting control of the holders of shares of common stock. We could use preferred stock for potential strategic transactions, including, among other things, acquisitions, strategic partnerships, joint ventures, restructurings, business combinations and investments. We cannot provide assurances that any such transactions will (i) be consummated on favorable terms or at all, (ii) enhance shareholder value or (iii) not adversely affect our business or the trading price of common stock. Any shares of preferred stock could be issued with rights, preferences and privileges that may be superior to those of the common stock.

Our board of directors has represented that it will not, without prior shareholder approval, approve the issuance or use of preferred stock for any defensive or anti-takeover purpose or for the purpose of implementing any shareholder rights plan. Within these limits, as well as others imposed by applicable law and NYSE rules, the board of directors may approve the issuance or use of preferred stock for capital raising, financing and acquisition needs or opportunities that has the effect of making an acquisition of our Company more difficult or costly, as could also be the case if the board of directors were to issue additional common stock.

Forum Selection Clause

Our bylaws provide that, unless we consent in writing to the selection of an alternative forum, to the fullest extent permitted by law, the sole and exclusive forum for any stockholder (including any beneficial owner) to bring (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our directors, officers, or employees to us or to our stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or our certificate of incorporation or bylaws, (iv) any action to interpret, apply, enforce or determine the validity of our certificate of incorporation or bylaws or (v) any action asserting a claim governed by the internal affairs doctrine, will be the Court of Chancery of the State of Delaware. Any person or entity purchasing or otherwise acquiring or holding any interest in shares of our capital stock is deemed to have notice of and consented to the foregoing provisions.

Anti-Takeover Provisions

Certain provisions of the Management Services Agreement, our certificate of incorporation and our bylaws may make it more difficult for third parties to acquire control of us by various means. These provisions could deprive our shareholders of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of the shares. These provisions are intended to:

•	protect the position of our Manager and its rights to manage our business and affairs under the Management Services Agreement;

•	enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by the board;

•	discourage certain types of transactions which may involve an actual or threatened change in control of us;

•	discourage certain tactics that may be used in proxy fights;

•	encourage persons seeking to acquire control of us to consult first with our board of directors to negotiate the terms of any proposed business combination or offer; and

•	reduce our vulnerability to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of our outstanding shares or that is otherwise unfair to our shareholders.

Anti-Takeover Effects of the Management Services Agreement

The limited circumstances in which our Manager may be terminated means that it will be very difficult for a potential acquirer to take over the management and operation of our business. Under the terms of the Management Services Agreement, our Manager may only be terminated by us in the following circumstances:

•	our shares underperform a weighted average of two benchmark utilities indices by more than 30% in relative terms and more than 2.5% in absolute terms in 16 out of 20 consecutive quarters prior to and including the most recent full quarter, and the holders of a minimum of 66 2/3% of our shares (excluding any shares owned by our Manager or any affiliate of our Manager) vote to remove our Manager;

•	our Manager materially breaches the terms of the Management Services Agreement and such breach continues unremedied for 60 days after notice;

•	our Manager acts with gross negligence, willful misconduct, bad faith or reckless disregard of its duties in carrying out its obligations under the Management Services Agreement or engages in fraudulent or dishonest acts; or

•	our Manager experiences certain bankruptcy events.

In addition to the limited circumstances in which our Manager can be terminated under the terms of the Management Services Agreement, the Management Services Agreement provides that in circumstances where our common stock ceases to be listed on a recognized U.S. national securities exchange as a result of the acquisition of our common stock by third parties in an amount that results in the common stock ceasing to meet the distribution and trading criteria on such exchange or market, our Manager has the option to either propose an alternate fee structure and remain our Manager or resign, terminate the Management Services Agreement upon 30 days’ written notice and be paid a substantial termination fee. The termination fee payable on our Manager’s exercise of its right to resign as our Manager subsequent to a delisting of our common stock could delay or prevent a change in control that may favor our shareholders. Furthermore, in the event of such a delisting, any proceeds from the sale, lease or exchange of a significant amount of assets must be reinvested in new assets of our Company, subject to debt repayment obligations. We will also be prohibited from incurring any new indebtedness or engaging in any transactions with our shareholders or our affiliates without the prior written approval of our Manager. These provisions could deprive our shareholders of opportunities to realize a premium on the shares owned by them.

Furthermore, upon resignation of our Manager and the termination of the Management Services Agreement, or within 30 days of a delisting of our shares unless otherwise agreed by our Manager, we and our subsidiaries will cease using the Macquarie brand entirely, including changing our names to remove any reference to “Macquarie.” Similarly, if our Manager’s appointment is terminated by us, we and our subsidiaries will cease using the Macquarie brand within 30 days of termination.

Anti-Takeover Provisions in the Certificate of Incorporation and Bylaws and Under Delaware Corporate Law

A number of provisions of our certificate of incorporation, bylaws and the DGCL also could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of us.

Business Combinations. The certificate of incorporation prohibits the merger or consolidation of us with or into any limited liability company, corporation, trust or any other unincorporated business or the sale, lease or exchange of all or substantially all of our assets unless the board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of a majority of the outstanding shares entitled to vote thereon; provided, however, that any shares held by the Manager or an affiliate or associate of the Manager shall not be entitled to vote to approve any merger or consolidation with or into, or sale, lease or exchange to, the Manager or any affiliate or an associate thereof.

We are subject to the provisions of Section 203 of the DGCL.

Section 203 prohibits an “interested stockholder” from engaging in a “business combination” with a Delaware corporation for three years following the date such person became an interested stockholder, unless:

•	prior to the date such person became an interested stockholder, the board of directors of the corporation approved the transaction in which the interested stockholder became an interested stockholder or approved the business combination;

•	upon consummation of the transaction that resulted in the interested stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding stock held by directors who are also officers of the corporation and stock held by certain employee stock plans; or

•	on or subsequent to the date of the transaction in which such person became an interested stockholder, the business combination is approved by the board of directors of the corporation and authorized at a meeting of shareholders by the affirmative vote of the holders of at least two-thirds of the outstanding voting stock of the corporation not owned by the interested stockholder.

Section 203 defines a “business combination” to generally include:

•	any merger or consolidation involving the corporation and an interested stockholder;

•	any sale, transfer, pledge or other disposition involving an interested stockholder of 10% or more of the assets of the corporation;

•	subject to certain exceptions, any transaction which results in the issuance or transfer by the corporation of any stock of the corporation to an interested stockholder;

•	any transaction involving the corporation which has the effect of increasing the proportionate share of any class or series of stock of the corporation beneficially owned by the interested stockholder; or

•	the receipt by an interested stockholder of any loans, guarantees, pledges or other financial benefits provided by or through the corporation.

Section 203 generally defines an “interested stockholder” as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by such entity or person.

The certificate of incorporation provides that we shall not merge or consolidate with any other entity or sell, lease or exchange its property and assets, unless the board of directors adopts a resolution approving such action by the affirmative vote of at least a majority of the total number of directors then in office and an affirmative vote of the shareholders holding a majority of the voting power of our issued and outstanding shares of stock. Any shares held by the Manager or its affiliate or associate will not be entitled to vote on approval of any merger or consolidation with or into, or sale, lease or exchange to, the Manager or its affiliate or associate.

The certificate of incorporation also provides that the affirmative vote of at least 66 2/3% of our outstanding shares of stock (excluding shares held by an “interested stockholder” (as defined in the certificate of incorporation) or any of its affiliates or associate) is required to approve any “business combination” (as defined in the certificate of incorporation). Such affirmative vote is required notwithstanding any law or agreement with any securities exchange or otherwise. The “continuing directors” (as defined in the certificate of incorporation) will determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with the provisions relating to certain business combinations and transactions, including, without limitation, (a) whether a person is an interested stockholder, (b) the number of shares of our stock beneficially owned by any person, (c) whether a person is an affiliate or associate of another and (d) the “fair market value” (as defined in the certificate of incorporation) of our equity securities or any of our subsidiaries.

Vacancies; Acting by Written Consent. Subject to the right of our Manager as holder of the special stock to elect one director and his or her successor in the event of a vacancy, the certificate of incorporation authorizes only our board of directors to fill vacancies, including for newly created directorships. This provision could prevent a shareholder of ours from effectively obtaining an indirect majority representation on our board of directors by permitting the existing board to increase the number of directors and to fill the vacancies with its own nominees.

Except as otherwise provided in the certificate of incorporation, holders of our shares are not permitted to act by written consent. Instead, shareholders may only take action via proxy, which may be presented at a duly called annual or special meeting of our shareholders. Furthermore, the certificate of incorporation provides that special meetings may only be called by the chairman of our board of directors or by resolution adopted by our board of directors.

Nomination and Proposal Procedures. Our bylaws provide that shareholders seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of shareholders of our Company must provide notice thereof in writing to us not less than 120 days and not more than 150 days prior to the anniversary date of our preceding year’s annual meeting. In addition, the shareholder furnishing such notice must be a shareholder of record on both (1) the date of delivering such notice and (2) the record date for the determination of shareholders entitled to vote at such meeting. The bylaws specify certain requirements as to the form and content of a shareholder’s notice. These provisions may preclude shareholders from bringing matters before an annual meeting or from making nominations for directors at an annual or special meeting. To deliver timely notice of a nomination for a special meeting of shareholders, a shareholder must submit such written notice at least 120 days but not more than the later of the 90th day prior to such special meeting or the 10th day following the day on which public announcement is first made of the special meeting date and of the proposed nominees.

Future Issuances of Common Stock. Authorized but unissued shares of common stock are available for future issuance, without approval of our shareholders. These additional shares may be utilized for a variety of purposes, including acquisitions, compensation and incentive plans and future public or private offerings to raise additional capital. One of the effects of the existence of such unissued shares may be to enable the board of directors to discourage or prevent a potential acquisition or takeover (by means of a tender or exchange offer, proxy contest or otherwise) and thereby to protect the continuity of the management.

Removal Procedures. Our certificate of incorporation provides that any director may be removed for cause by the affirmative vote of the holders of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock, special stock and preferred stock, if any, voting together as a single class. Any director elected by the holders of common stock, voting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote of at least 66 2/3% of the voting power of the issued and outstanding shares of common stock voting separately as a separate class. Any director elected by the holders of special stock, voting or consenting separately as a class, may be removed from office at any time, without cause, solely by the affirmative vote or written consent of the holders of at least 66 2/3% of the voting power of the issued and outstanding shares of special stock voting separately as a separate class.

Rights Plan.  Although we do not have a shareholder rights plan, under Delaware law, the board of directors could adopt such a plan without shareholder approval. If adopted, a shareholder rights plan could operate to cause substantial dilution to a person or group that attempts to acquire us on terms not approved by the board of directors.

Amendment of Certificate of Incorporation and Bylaws.  Our board of directors has broad authority, subject to the limitations described below, to amend the certificate of incorporation and bylaws. The board, with shareholder approval if required, could in the future choose to amend the certificate of incorporation or bylaws to include other provisions which have the intention or effect of discouraging takeover attempts. Under the DGCL, the certificate of incorporation may be amended by an affirmative vote of a majority of the directors then in office and a majority of the outstanding stock and entitled to vote thereon. The certificate of incorporation and the bylaws provide that the board of directors may amend the bylaws by resolution adopted by the affirmative vote of a majority of the total number of directors then in office, subject to limitations under Delaware law. The provisions of the bylaws related to replacement managers and amendments may not be amended without the affirmative vote of a majority of the voting power of the shares present in person or represented by proxy at a meeting of shareholders. For so long as the Management Services Agreement is in effect, the provisions of the bylaws related to appointment of the chairman of the board of directors, management and amendments may not be amended without the prior written consent of our Manager.